UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) - November 16, 2006

                              IEC ELECTRONICS CORP.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

               0-6508                             13-3458955
      (Commission File Number)        (IRS Employer Identification No.)

                    105 Norton Street, Newark, New York 14513
                (Address of principal executive offices)(Zipcode)

                                 (315) 331-7742
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

      (d) On November 20, 2006, Carl E. Sassano was elected a director of the Company to fill a vacancy on the board. Mr. Sassano is Chairman of the Board and Chief Executive Officer of Transcat, Inc., a distributor of calibrators and test and measurement instruments, and a provider of calibration and repair services. In connection with Mr. Sassano's election as director, the Company and Mr. Sassano entered into an Indemnity Agreement, similar in form to that entered into with each of the other directors and with each of the executive officers, which provides for the indemnification of such directors and officers in certain circumstances. A copy of the Company's press release announcing Mr. Sassano's election as a director is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

      (c)   Exhibits

      99.1 Press Release issued by IEC Electronics Corp. dated November 20,
      2006.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IEC Electronics Corp.
                                        (Registrant)

Date:  November 20, 2006            By: /s/ W. Barry Gilbert
                                        ---------------------
                                        W. Barry Gilbert
                                        Chairman, Chief Executive Officer